SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2007

CENTRAL VALLEY COMMUNITY BANCORP

(Exact Name of Registrant as Specified in Charter)

California	000-31977	77-0539125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Pollasky Avenue, Clovis, California	93612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (559) 298-1775

(Former Name or Former Address, if Changed Since Last Report)   Not Applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2007, the Board of Directors of Central Valley Community Bancorp (the “Company”), at the recommendation of the Executive and Directors’ Resources Committee (“Compensation Committee”), approved a 5% increase to the base salary of the Company’s Chief Executive Officer, Daniel J. Doyle.  Mr. Doyle’s salary for 2007 will be $295,000.  The Compensation Committee also recommended and the Board approved a target bonus for 2007 at 50% of Mr. Doyle’s salary, or $147,500, subject to adjustments, up or down, depending on actual performance.  The target bonus is weighted 70% for Company wide financial performance thresholds and 30% for management components with an additional modifier determined by the outcome of regulatory examinations and internal and external audits.  If financial performance, management components and regulatory examinations and audits exceed 100% of targets, Mr. Doyle’s bonus could increase by as much as 56%.   Consequently, the highest potential bonus Mr. Doyle could earn would be $230,500.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Valley Community Bancorp

Date: April 18, 2007	By:	/s/ Daniel J. Doyle
Name: Daniel J. Doyle
Title: President and Chief Executive Officer (principal executive officer)